Exhibit 21.1

Subsidiaries of Internet Capital Group, Inc.

Name	Jurisdiction of Incorporation
Internet Capital Group Operations, Inc.	Delaware
Internet Capital Group (Europe), Ltd.	United Kingdom
ICG Holdings, Inc.	Delaware
1999 Internet Capital Group (Europe) L.P.	Delaware
Inreon Holdings L.L.C.	Delaware
Agribuys, Inc.	California
Anthem/CIC Ventures Fund L.P.	Delaware
Arbinet—thexchange Inc.	Delaware
Axxis, Inc. (fka Fuelspot.com, Inc.)	Delaware
Blackboard, Inc.	Delaware
Captive Capital Corporation (fka eMarket Capital, Inc.)	Delaware
Citadon, Inc.	California
ClearCommerce Corporation	Delaware
CommerceQuest, Inc.	Florida
Cambridge Information Technology Limited	United Kingdom
ComputerJobs.com, Inc.	Georgia
Co-nect Inc. (fka Simplexis.com)	Delaware
CreditTrade Inc.	Delaware
eCredit.com, Inc.	Delaware
eCredit.com (India) Private Limited	India
eMerge Interactive, Inc.	Delaware
Emptoris, Inc.	Delaware
Entegrity Solutions Corporation	California
Freeborders, Inc.	Delaware
GoIndustry AG	Germany
ICG Commerce Holdings, Inc.	Delaware
ICG Commerce, Inc.	Pennsylvania
Integrated Sourcing, LLC	Pennsylvania
ICG Commerce Investments, LLC	Delaware
ICG Commerce International, LLC	Delaware
ICG Commerce Mexico I, LLC	Delaware
ICG Commerce Mexico II, LLC	Delaware
ICG Commerce UK Limited	United Kingdom
ICG Commerce Asia-Pacific Limited	Hong Kong
ICG Commerce Singapore Pte Ltd.	Singapore
ICG Commerce Germany GmbH	Germany
ICG Commerce France SAS	France
ICG Commerce Ireland Ltd.	Ireland
ICG Commerce Latin America, S. de. R.L., de C.V.	Mexico
ICG Commerce Services, S. de. R.L. de C.V.	Mexico
epValue.com, Inc.	Delaware
epValue.com (France) SAS	France
epValue.com UK Limited	United Kingdom
hpi GmbH	Germany
ICG Patent, Inc.	Delaware
Investor Force Holdings, Inc.	Delaware
iSky, Inc.	Maryland
Jamcracker, Inc.	Delaware
LinkShare Corporation	Delaware
LGO Corporation (fka Logistics.com, Inc.)	Delaware
Marketron International, Inc. (fka Buymedia, Inc.)	Delaware
Mobility Technologies, Inc. (fka traffic.com, Inc.)	Delaware
OneCoast Network Holdings, Inc. (fka USgift Corporation)	Georgia
Onvia.com, Inc.	Delaware
StarCite, Inc.	Delaware
Syncra Systems, Inc.	Delaware
Tibersoft Corporation	Massachusetts
Universal Access Global Holdings, Inc.	Illinois
Verticalnet, Inc.	Pennsylvania

Unless otherwise provided, each of the subsidiaries named above do business under the same name.